SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    WASATCH INTERACTIVE LEARNING CORPORATION
             (Exact name of registrant as specified in its charter)

            WASHINGTON                                  911253514
  (State of incorporation or organization)  (I.R.S. Employer Identification No.)

5250 South Commerce Drive, Suite 101, Salt Lake City, Utah              84107
(Address of principal executive offices)                              (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. []                                    box. [X]

               Securities Act registration statement file number
                     to which this form relates: 333-35320 .
                                 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                Name of each exchanged on which
  to be so registered                each class is to be registered
  -------------------                ------------------------------
       None

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, par value $.0001
                         ------------------------------
                                (Title of Class)

                     Class A Common Stock Purchase Warrants
                     --------------------------------------
                                (Title of Class)

                     Class B Common Stock Purchase Warrants
                     --------------------------------------
                                (Title of Class)

1.   Description of Registrant's Securities to Be Registered.

     The description of the Registrant's securities under the caption "Description of Securities" in the Registrant's Prospectus filed under the Securities Act of 1993, as amended, which is included in the Registrant's Registration Statement on Form SB-2 (File No. 333-35320), as filed with the Securities and Exchange Commission on May 4, 2000, shall be deemed to have been incorporated by reference into this Registration Statement on Form 8-A.

                                                   Incorporated By      Exhibit
Item 2.           Exhibits.                         Reference To           No.
------            --------                         ---------------      -------

1.       Specimen of security to be
         registered hereunder.

         1.1      Specimen Certificate
                    of Common Stock                      (1)               4.1

         1.2      Specimen Class A Warrant
                  Certificate                            (1)               4.2

         1.3      Specimen Class B Warrant
                  Certificate                            (1)               4.3

2.       Constituent Instruments Defining
         Rights to Holders of Registered
         Securities.

         2.1      Registrant's Certificate
                   of Incorporation, as amended           (1)              3.1

         2.2      Registrant's By-Laws, as amended        (1)              3.2


----------
(1) The Registrant's Registration Statement on Form SB-2 (File No. 333-35320), as amended.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 WASATCH INTERACTIVE
                                  LEARNING CORPORATION



                                 By:  /s/ Barbara Morris
                                      -------------------------------------
                                      Barbara Morris
                                      President and Chief Executive Officer



Dated:  May 5, 2000